Exhibit 99.1

Waste Connections Announces Senior Notes Offering

TORONTO, April 9, 2019 – Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) announced today that it plans to proceed, subject to market and other conditions, to offer senior notes due 2029 (the “Notes”) in an underwritten public offering (the “Offering”). The Notes will be senior unsecured obligations of the Company. Waste Connections intends to use the net proceeds from this offering to repay a portion of the borrowings outstanding under its credit agreement and for general corporate purposes.

BofA Merrill Lynch, J.P. Morgan, MUFG and Wells Fargo Securities are acting as joint book-running managers and underwriters for the Offering. The Offering will be made pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 25, 2018 (the “Registration Statement”). Copies of the preliminary prospectus supplement and the accompanying base prospectus for the Offering may be obtained by contacting BofA Merrill Lynch at 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, toll-free at 1-800-294-1322 or at dg.prospectus_requests@baml.com, J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY, 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, or by telephone at (212) 834-4533, MUFG Securities Americas Inc. at 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, or toll-free at 877-649-6848 or Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, toll-free at 1-800-645-3751 or at wfscustomerservice@wellsfargo.com. Copies of the preliminary prospectus supplement and the accompanying base prospectus for the Offering will also be available on the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor will there be any offer, solicitation or sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the U.S. and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 41 states in the U.S., and six provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events, including the potential Offering and the Company’s use of proceeds. These forward-looking statements are often identified by the words “plans,” “may,” “believes,” “expects,” “estimates,” “intends” or other words of similar meaning, although not all forward-looking statements contain these identifying words. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks, assumptions and uncertainties. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed in the preliminary prospectus supplement and the accompanying base prospectus, which are both a part of the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and those risk factors set forth from time to time in the Company’s other filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:

Mary Anne Whitney / (832) 442-2253

maryannew@wasteconnections.com